Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-226466) on Form S-8 of Columbia Financial of our report dated June 26, 2025, pertaining to the financial statements and supplemental schedules of Columbia Bank Savings and Investment Plan appearing in this Annual Report on Form 11-K of the Columbia Bank Savings and Investment Plan for the year ended December 31, 2024.

/s/ CohnReznick LLP

Parsippany, New Jersey

June 26, 2025